EXHIBIT 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE
SARBANES — OXLEY ACT OF 2002

      The undersigned, the Chief Executive Officer and the Chief Financial Officer of Equity Office Properties Trust (“the Company”), each hereby certifies that to his/ her knowledge, on the date hereof:

(a) the Form 10-Q of the Company for the quarterly period ended June 30, 2004, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2004

By:	/s/ RICHARD D. KINCAID

Richard D. Kincaid
President and Chief Executive Officer
of Equity Office Properties Trust,
the general partner of EOP
Operating Limited Partnership

Date: August 9, 2004

By:	/s/ MARSHA C. WILLIAMS

Marsha C. Williams
Executive Vice President
and Chief Financial Officer
of Equity Office Properties Trust,
the general partner of EOP
Operating Limited Partnership